UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2007 (February 7, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

The Board of Directors of the Seneca Gaming Corporation (“SGC”) today announced the resignations of its President and CEO, John Pasqualoni, and its Chief Operating Officer, Joseph D’Amato, both of whom tendered their resignations for personal reasons effective as of February 7, 2007.

In connection with their resignations, SGC has entered into Separation Agreements with each of Messrs. Pasqualoni and D’Amato (the “Separation Agreements”).  The Separation Agreements each provide for, among other matters, termination of employment as of February 7, 2007, accelerated payment of base compensation for a period of 120 days (i.e., the notice period under their existing employment agreements for voluntary termination) following the date of termination, prohibitions against engaging in a competitive business or soliciting SGC employees for a period of 18 months after termination, ongoing agreement to reasonably cooperate with SGC following termination with regard to transition and related matters, and mutual releases of all claims.   Copies of the Separation Agreements are attached to this Current Report as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 1.02(a).   Termination of a Material Definitive Agreement

As indicated above, as of February 7, 2007, John Pasqualoni resigned as our President and CEO and entered into a Separation Agreement with SGC, the terms of which terminate and supersede Mr. Pasqualoni’s Second Amended and Restated Employment Agreement with SGC, dated April 6, 2005, as amended by Amendment No. 1 to Second Amended and Restated Employment Agreement, dated as of January 30, 2006.

As indicated above, as of February 7, 2007, Joseph D’Amato resigned as our Chief Operating Officer and entered into a Separation Agreement with SGC, the terms of which terminate and supersede Mr. D’Amato’s Amended and Restated Employment Agreement, dated July 13, 2004, as amended by Amendment No. 1 to Employment Agreement, entered into on September 14, 2006 and effective as of June 22, 2006.

Item 5.02(b).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of SGC today announced the resignations of its President and CEO, John Pasqualoni, and its Chief Operating Officer, Joseph D’Amato, both of whom tendered their resignations for personal reasons effective as of February 7, 2007.

Following the resignations of Messrs. Pasqualoni and D’Amato, the Board announced the election of Brian Hansberry as interim President and CEO.  Brian Hansberry, age 52, has served as the General Manager of Seneca Niagara Casino and Hotel since August 28, 2006.  Prior to that time, Mr. Hansberry served as Seneca Territory Gaming Corporation’s Vice President and Chief Operating Officer since December 2003. Mr. Hansberry joined us in October 2002 as a table games shift manager and subsequently served as table games manager. Mr. Hansberry has over 25 years of experience in the gaming industry. He has worked for several gaming corporations including Resorts International Casino and The Sands Casino Hotel in Atlantic City, and Players Island Casino Isle of Capri in Louisiana. Mr. Hansberry has experience in operations, marketing and administration, and has held the positions of Director of Operations and Vice President of Operations and Administration.

SGC and Mr. Hansberry are negotiating the terms of a new or amended employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties pursuant to an amendment to this Current Report on Form 8-K.

A copy of the press release announcing the resignations of Messrs. Pasqualoni and D’Amato, and the appointment of Mr. Hansberry is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Separation Agreement between Seneca Gaming Corporation and John Pasqualoni effective February 7, 2007.

10.2	Separation Agreement between Seneca Gaming Corporation and Joseph D’Amato effective February 7, 2007.

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: February 7, 2007		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1*	Separation Agreement between Seneca Gaming Corporation and John Pasqualoni effective February 7, 2007.

10.2*	Separation Agreement between Seneca Gaming Corporation and Joseph D’Amato effective February 7, 2007.

99.1*	Press release.

*                    Filed herewith